Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the filing of our report dated November 18, 1994, relating to the consolidated balance sheets of Eagle Financial Corp. and Subsidiaries as of September 30, 1993 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, as an Exhibit to, and incorporation by reference into, the September 30, 1994 annual report on Form 10-K of Eagle Financial Corp., and to the incorporation by reference of such report into the registration statements on Form S-8 (No. 33-28403) and Form S-8 (No. 33-46092) of Eagle Financial Corp.

Our report dated November 18, 1994, contains a paragraph that states that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, in 1994 and that the Company also changed its method of accounting for income taxes in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of
Financial Accounting Standards No. 109, Accounting for Income Taxes.


KPMG PEAT MARWICK LLP




Hartford, CT
December 27, 1994
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